SELLER WARRANTIES

PART 1: GENERAL

1. The terms defined in the agreement and used in this Appendix C shall bear the same meanings in each case, save to the extent which is contrary to, or otherwise indicated by, the context or save as otherwise indicated in this Appendix.

2. The warranties in favour of the purchaser shall apply mutatis mutandis to each of the subsidiaries.

PART 2: WARRANTIES

The seller warrants that save as recorded in the agreement:

1.   On the closing date:

     1.1 the company will be incorporated according to the laws of the British Virgin Islands and the purchaser shall be provided with copies of the company's organizational charts;

     1.2 the authorised and issued share capital of the company will be as disclosed in the accounts;

     1.3 all of the issued shares in the capital of the company will be of one class and will rank pari passu with each other;

     1.4 the company will not be under any obligation, whether contingently upon the exercise of any right or otherwise, and no resolution will have been passed, requiring the company to increase or to reduce its authorised or issued share capital or to vary any of the rights attaching to its issued shares;

     1.5 the seller will be entitled, able to and shall give free and unencumbered title to the sale shares sold by it under the agreement;

     1.6 no person will have any right (including inter alia, any option or right of first refusal) to acquire any of the present or future shares in the company;

     1.7 no person will have any right to obtain an order for the rectification of the register of members of the company;

     1.8 the books and records of the company will have been properly maintained according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of the company;



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     1.9  the minute book of the company will contain all of the resolutions passed by its directors and members;

     1.10 the company will not be bound by any contracts, whether oral, written or otherwise, other than those contracts entered into in the ordinary and normal course of business;

     1.11 the company will not knowingly be in breach of any law;

     1.12 the company will have maintained a register of its assets in accordance with generally accepted and sound accounting practices;

     1.13 the assets of the company will not be subject to any hire purchase agreement, lease, pledge, mortgage, lien, notarial bond or other right in favour of any third person;

     1.14 no person will have any right (including, inter alia, any option or right of first refusal) to purchase any of the assets of the company other than their merchandise in the ordinary course of business;

     1.15 the company will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnifier, for the liabilities of any third party;

     1.16 the company will not have any liabilities, whether actual, contingent or otherwise, save in respect of the supply of goods and services for normal operations incurred in each case in the ordinary course of conduct of the business of the company;

     1.17 all of the patents, trade marks and designs used by the company will be registered in its name either as the owner or lawful user;

     1.18 no employee of the company will be entitled to any exceptional leave privilege, accumulated leave, payment in lieu of leave, pension or the like;

     1.19 there will be no unfunded deficit in respect of any future liability of any pension fund of which any of the company's employees as at the signature date will be members; provided that if there is any such deficit in respect of services of any such employees for periods up to the signature date, as certified by any actuary for the time being of the pension fund, whether the company has any liability in respect thereof or not, then without prejudice to the purchaser's right as a result of the breach of this warranty the purchaser will be entitled to claim payment from the seller of an amount equal to the amount of such unfunded deficit;

     1.20 the company and its assets will be insured against the risks to which they are subject for amounts which accord with sound business practice, for a period terminating not earlier than thirty days after the closing date, all premiums due in respect of such insurance will have been paid and the company will have complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject.


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2.   Between the signature date and the closing date:

2.1 the company will have continued to carry on business in the ordinary and regular course;

2.2 the company will have continued to trade in accordance with the trading style presently adopted by it;

2.3  no dividends will have been declared or paid by the company;

2.4 the assets of the company will have continued to be in good order and condition and fully operational apart from breakdowns (in the ordinary course), any loss or damage to or destruction of such assets beyond its control; provided that any such loss, damage or destruction will have been fully insured for the benefit of the company;

2.5 none of the assets of the company will have been sold or otherwise disposed of except in the ordinary course of business;

2.6 the company will not have varied the terms of employment of or remuneration payable to any of its employees, directors or officers nor will the company agree to any compensation or other benefits payable on or in connection with the termination of, or retirement from employment or office of, any such persons;

2.7 the company will not have incurred or become committed to incur any capital expenditure;

2.8 the company will not have entered into any transaction save in the ordinary and regular course of conduct of its business;

2.9 no resolutions will have been passed by the members or directors of the company, save for such resolutions as:

2.9.1     may have been necessary to give effect to this agreement;

2.9.2 will have been approved by the purchaser in writing, which approval may not be unreasonably withheld;

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2.10 the company will not have done or omitted to do anything which will:

2.10.1    materially prejudice its continued goodwill;

2.10.2    reduce the scope of its business;

2.10.3 result in any business associate of the company ceasing to transact business with the company or to vary the terms upon which it transacts business with the company;

2.11 there will have been no material adverse change in the company's financial position.

3. The company is not engaged in any litigation, income tax appeals, arbitration or criminal proceedings (other than proceedings for the collection of debts from trade debtors in the ordinary course of business). Having made all reasonable enquiries, the sellers are not aware of any facts, matters or circumstances which may give rise to any such litigation, income tax appeals, arbitration or criminal proceedings.

4. Having made all reasonable enquiries, the seller is not aware of any facts, matters or circumstances including, but not limited to, the consummation of the transactions contemplated by this agreement which may give rise to:

4.1 the company's licences, consents, permits, approvals and other authorities being cancelled or not being renewed in the future or only being renewed subject to the imposition of onerous terms;

4.2       the cancellation of any of the contracts by which the company is bound whether as a result of any breach thereof by the company;

4.3 the cancellation of any of the policies of insurance referred to in 1.20 or the repudiation of any claims thereunder or to such policies not being renewed in the future or only being renewed subject to the imposition of onerous terms.

5. Save to the extent that it is provided otherwise in the agreement, the accounts of the company and the most recent accounts of the subsidiaries have been prepared:

5.1 in accordance with generally accepted and sound accounting practices;

5.2 in a manner such as fairly to present the state of affairs, operations and results of the company as at the date thereof and for the periods to which they relate;


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5.3         in accordance with the provisions of the relevant legislation;
            and

5.4 unless inconsistent with 5.1, on the same bases and applying the same criteria as applied in the preparation of the financial statements of the company during previous years.

6. This transaction does not constitute a breach of the company's contractual obligations nor will it entitle any person to terminate any contract to which the company is a party or any person to exercise any pre-emptive rights with respect to all or any part of any of the assets of the company.

7. The trading methods and style used by the company including any designs, marks and the like applied in connection with its business or products do not constitute an infringement of the rights of any other person.

8. No person is entitled to an order requiring the company to change its corporate name, trading style, or to cease using any of the marks or designs applied by it to its products.

9. No person is entitled to an order for the expungement of the company's patents, designs or trade marks.

10. At the signature date, no work remained to be performed, and no expense remained to be incurred, in connection with:

10.1 the completion of the company's financial statements in respect of any of its financial years ended prior to the signature date;

10.2 the submission of any other return required by law to have been submitted by the company to any competent authority prior to the signature date; and

10.3 the submission of the company's and each of its subsidiaries income tax returns in respect of any of its financial years ended prior to the signature date.

11. To the knowledge of the seller, the seller has disclosed to the purchaser all facts and circumstances material to this transaction and which would be material or would be reasonably likely to be material to a purchaser of the sale shares and the purchase consideration payable in respect thereof.

12. No dividends or profits of any kind will have been or will be declared, paid and/or distributed in any way by the company between the signature date and the closing date.


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13.    No professional indemnity claims, actions or litigation shall have been made, taken or instituted against the company and not have been fully disposed of prior to the signature date or not adequately and fully covered by insurance.

14. The company does not require any major capital expenditure nor does it require any further equipment for any of its operations.

15. None of the equipment of the company has any major defects of any kind and all specialised and other equipment of the company is serviced regularly and in accordance with the recommendations of the relevant manufacturer and/or suppliers thereof.

16. No agreements of any kind have been entered into by the company with any trade unions and the present status of the agreements and relationship with any such trade unions has been disclosed fully and correctly to the purchaser.

17. The company does not have any disputes or disagreements with or demands from any trade unions and the sellers are not aware of any such potential disputes and/or claims.

18. The contractual relationship between the company and any of its suppliers of goods and/or services is capable in each case of being terminated on not more than three month's notice without any penalty being incurred.

19. All contracts, leases, undertakings, legal commitments and the like which have been entered into and/or furnished by the company have been entered into on an arms-length basis.

20. On the closing date, all amounts owing as at the signature date by debtors of the company shall have been paid to such an extent that the amount thereof still owing on the closing date shall not be in excess of the provision for bad debts in respect thereof.

21. Between the incorporation of the company and the closing date the company will not have made an award of any capitalisation or bonus shares.

22. The company will not have transferred any amount from reserves (excluding any share premium account) or profits to its stated capital, share capital or share premium account at any time prior to the closing date.

23. The seller has disclosed in writing to the purchaser all queries addressed to the company or any of its representatives by any tax official and the replies thereto, as well as full details of any tax objections lodged by the company and which have not been fully disposed of.